EXHIBIT 5
                      JONES, WALKER
                   WAECHTER, POITEVENT
                CARRERE & DENEGRE, L.L.P.



                          April 1, 1999




BNCCORP, Inc.
322 East Main
Bismarck, North Dakota 58501

Gentlemen:

     We have acted as counsel for BNCCORP, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the issuance by the Company of 40,000 shares of the common stock of the Company, $.01 par value per share (the "Common Stock"), pursuant to the terms of the Company's 1998 Non-Employee Director Stock Option Plan (the "Plan").

     Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein, when issued for at least par value on the terms described in the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   JONES, WALKER, WAECHTER,
                                   POITEVENT, CARRERE & DENEGRE, L.L.P.

                                   By: /S/ WILLIAM B. MASTERS
                                           William B. Masters



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